Exhibit 21.1

                LIST OF SUBSIDIARIES OF JOURNAL REGISTER COMPANY

The following is a list of the corporations that are subsidiaries of Journal Register Company, a Delaware corporation. If indented, the corporation listed is a wholly-owned subsidiary of the corporation under which it is listed.


                                          State of                Number of
Name of Corporation                    Incorporation          Owned Subsidiaries
-------------------                    -------------          ------------------

Journal News, Inc.                       Delaware                      4

  Journal Register East, Inc.            Delaware                      21

  Northeast Publishing Company, Inc.     Delaware                      10

  Chanry Media, Inc.                     Delaware                      8

  Register Company, Inc.                 Delaware                      -

  JRC.com, LLC                           Delaware                      -

INSI Holdings, Inc.                      Delaware                      2